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BMC INDUSTRIES, INC.
EXECUTIVE BENEFIT PLAN

FIRST DECLARATION OF AMENDMENT

Pursuant to the retained power of amendment contained in Section 7.3 of the BMC Industries, Inc. Executive Benefit Plan, the undersigned hereby amends the Plan in the manner described below.

1.   Section 1.2 of the Plan is amended to read as follows:

     1.2 PLAN PURPOSE. The Plan provides Participants with additional benefits that would have been provided under the Qualified Plan but for the limitations imposed by Code sections 401(a)(17) and 415.

2.   Section 1.4 of the Plan is amended to read as follows:

     1.4 PARTICIPATING EMPLOYERS. The Plan applies to each participating employer that has adopted the Qualified Plan and has not, at the time in question, terminated such participation.

3.   Section 2.7 of the Plan is amended to read as follows:

     2.7 COMPENSATION. "Compensation" with respect to a Participant for a Plan Year means his or her compensation for the Plan Year for the purpose in question within the meaning of the Qualified Plan determined without regard to the limitation under Code section 401(a)(17).

4.   Section 2.9 of the Plan is amended to read as follows:

     2.9 EMPLOYER. "Employer" means the Company and each affiliated organization with respect to the Company that has adopted the Qualified Plan.

5.   Section 2.12 of the Plan is amended to read as follows:

     2.12 PARTICIPANT. "Participant" means any participant in the Qualified Plan who has been designated by the Administrator as a Participant pursuant to Section 3.1. A Participant will cease to be such on the date on which all benefits to which he or she is entitled under the terms of the Plan have been distributed in full.

6.   Section 2.14 of the Plan is amended to read as follows:

     2.14 QUALIFIED PLAN. "Qualified Plan" means the BMC Industries, Inc. Savings and Profit Sharing Plan, as from time to time amended or restated.


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7.   Section 3.1 of the Plan is amended to read as follows:

     3.1 COMMENCEMENT OF PARTICIPATION. To be eligible to have credits made to his or her Account pursuant to Section 4.2 or 4.3 for a particular period, an individual must be

          (a) an employee of an Employer who is eligible to participate in the Qualified Plan for the period,

          (b) considered to be a member of a select group of management or highly compensated employees as determined by the Administrator, and

          (c)  selected by the Administrator.

8.   Section 4.1 of the Plan is amended to read as follows:

     4.1 ACCOUNTS. The Administrator will establish and maintain the following bookkeeping accounts for each Participant -

          (a) An "Excess Matching Contribution Account," to evidence amounts credited to the Participant pursuant to Sections 4.2 and 4.4; and

          (b) An "Excess Profit Sharing Contribution Account," to evidence amounts credited to the Participant pursuant to Sections 4.3 and 4.4.

          If more than one Employer makes contributions to the Qualified Plan on a Participant's behalf, the Administrator may establish and maintain separate Accounts for the Participant with respect to each Employer.

9.   Section 4.2 of the Plan is amended to read as follows:

     4.2 EXCESS MATCHING CONTRIBUTION CREDITS. As of a date determined by the Administrator but not later than the first day of the fifth month after the end of each plan year under the Qualified Plan, the Administrator will credit a Participant's Excess Matching Contribution Account with an amount, if any, equal to the amount of matching contributions that would have been made on the Participant's behalf for the plan year under the Qualified Plan if the Participant's elective deferrals for the plan year pursuant to the Qualified Plan had been made without regard to the limitations imposed by operation of Code sections 401(a)(17), 401(k)(3), 402(m)(2), 402(g) or 415, minus the amount of total matching contributions actually made on the Participant's behalf under the Qualified Plan for the plan year.


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10.  Section 4.3 of the Plan is amended to read as follows:

     4.3 EXCESS PROFIT SHARING CONTRIBUTION CREDITS. As of a date determined by the Administrator but not later than the first day of the fifth month after the end of each plan year under the Qualified Plan, the Administrator will credit a Participant's Excess Profit Sharing Contribution Account with an amount, if any, equal to the amount of the profit sharing contribution that would have been made on the Participant's behalf for the plan year under the Qualified Plan but for the limitations of Code sections 401(a)(17) and 415, minus the amount of the profit sharing contribution actually made on the Participant's behalf under the Qualified Plan for the plan year.

11.  Section 4.5 of the Plan is amended to read as follows:

     4.5 VESTING. Each Participant's vested interest in each of his or her Accounts at any time will be the same as the Participant's vested interest in his or her corresponding accounts at that time under the Qualified Plan. The nonvested portion of a Participant's Accounts will be permanently forfeited at the time the Accounts are distributed pursuant to Article 5, whether or not his or her accounts under the Qualified Plan have then been forfeited or are subsequently restored.

12.  Section 5.1(A) of the Plan is amended to read as follows:

     (A) DISTRIBUTION TO PARTICIPANT. A Participant's Account balances will be distributed to the Participant in the form of a lump sum cash payment on a date determined by the Administrator but not later than the last day of the first calendar year beginning after the Participant's "termination of employment," within the meaning of the Qualified Plan, unless the Participant is reemployed by an Employer on or before the date on which the distribution would otherwise be made. The amount of the Account balances will be determined as of the last day of the calendar quarter immediately preceding the date of the distribution.

The foregoing amendment is effective as of September 1, 1998.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers this 11th day of November, 1998.

                                             BMC INDUSTRIES, INC.


Attest:  /s/ Jon A. Dobson                   By:  /s/ Jeffrey J. Hattara
       -----------------------------            ------------------------------
       Secretary                                Chief Financial Officer


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